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                                                                     EXHIBIT 4.7

                          PETERSBURG LONG DISTANCE INC.

No. CG 1                                                     CUSIP No. 71623PAC6

                    9% CONVERTIBLE SUBORDINATED NOTE DUE 2006

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND THE PROVINCES OF CANADA.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO PETERSBURG LONG DISTANCE INC. OR THE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.6 OF THE INDENTURE, DATED AS OF MAY 31, 1996, AMONG PETERSBURG LONG DISTANCE INC., CERTAIN CORPORATIONS ACTING AS GUARANTORS AND NAMED THEREIN AND THE TRUSTEE NAMED THEREIN, PURSUANT TO WHICH THIS NOTE WAS ISSUED.

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FOR THE PURPOSES OF THE INTEREST ACT (CANADA) AND DISCLOSURE THEREUNDER,
WHENEVER INTEREST, ADDITIONAL AMOUNTS, SPECIAL INTEREST, OR DEFAULTED INTEREST OR INTEREST ON DEFAULTED INTEREST RELATING TO THE NOTES, IS TO BE CALCULATED ON THE BASIS OF A YEAR OF 360 DAYS OR ANY OTHER PERIOD OF TIME THAT IS LESS THAN A CALENDAR YEAR, THE YEARLY RATE OF INTEREST TO WHICH THE RATE DETERMINED PURSUANT TO SUCH CALCULATION IS EQUIVALENT IS THE RATE SO DETERMINED MULTIPLIED BY THE ACTUAL NUMBER OF DAYS IN THE CALENDAR YEAR IN WHICH THE SAME IS TO BE ASCERTAINED AND DIVIDED BY EITHER 360 OR SUCH OTHER PERIOD OF TIME, AS THE CASE MAY BE. THE RATE ACCRUING ON THE NOTES FOR PAYMENT PURPOSES SHALL BE DETERMINED AS SET FORTH ON THE REVERSE HEREOF.

                  Petersburg Long Distance Inc., an Ontario corporation, for value received, hereby promises to pay to CEDE & Co., or its registered assigns, the principal sum indicated on Schedule A hereof, on June 1, 2006.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

Dated: June 12, 1996

                                PETERSBURG LONG DISTANCE INC.

                                By: /s/ James Hatt
                                   -------------------------------------
                                Name:   James Hatt
                                Title:  Chief Executive Officer

                                By: /s/ Simon Edwards
                                   -------------------------------------
                                Name:   Simon Edwards
                                Title:  Chief Financial Officer





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TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK,
    as Trustee, certifies that this is one of the Notes referred to in the Indenture.


By: /s/ Steven Torgeson
    ----------------------------------
        Authorized Signatory

        June 12, 1996








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                          PETERSBURG LONG DISTANCE INC.

                    9% CONVERTIBLE SUBORDINATED NOTE DUE 2006


         1. Indenture.

                  This Note is one of a duly authorized issue of debt securities of Petersburg Long Distance Inc., an Ontario corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), designated as its "9% Convertible Subordinated Notes due 2006" (herein called the "Notes") limited in aggregate principal amount at Stated Maturity to $26,500,000, issued under an indenture dated as of May 31, 1996 (as amended or supplemented from time to time, the "Indenture") among the Company, the corporations acting as guarantors and named therein (the "Guarantors") and The Bank of New York, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and each Holder of Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

                  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to make Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or permit any other Person to merge with or into the Company, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property of the Company to any other Person. The Indenture does not contain any restrictions on the incurrence of indebtedness, the creation of liens or the payment of dividends or the making of distributions, investments or certain other restricted payments or any financial covenants.


         2. Principal and Interest.

                  The Company promises to pay the principal amount set forth on Schedule A of this Note to the Holder hereof on June 1, 2006.

                  This Note will commence to accrue interest from the Issue Date at a rate computed as if this Note had been issued bearing interest at the rate of 9% per annum on May 31, 1996 (being the rate of 9.5858% per annum for the period from the Issue Date through November 30, 1996), and this Note will bear interest at the rate of 9% per annum from December 1, 1996. The Company shall pay such interest from the Issue Date or from the most recent Interest Payment Date thereafter to which interest has been paid or



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duly provided for semi-annually on June 1 and December 1 of each year, commencing on December 1, 1996, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Date. The Record Date for any Interest Payment Date is the close of business on May 15 or November 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  Each payment of interest in respect of an Interest Payment Date will include interest (including Additional Amounts (as hereinafter defined), if any, and Special Interest (as hereinafter defined), if any), accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

                  To the extent lawful, the Company shall pay interest on (i)any overdue principal of (and premium, if any, on) this Note, at the interest rate borne on this Note, plus 1% per annum, and (ii) Defaulted Interest (without regard to any applicable grace period), at the same rate. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.6, Section 4.7, Section 4.8 or Section 4.14 of the Indenture, or otherwise.

         3. Additional Amounts.

                  Except to the extent required by law, any and all payments of, or in respect of, this Note shall be made free and clear of and without deduction for or on account of any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto imposed by Canada, the Russian Federation, Cyprus or any other jurisdiction with which the Company or any Guarantor has some connection (including any jurisdiction (other than the United States of America) from or through which payments under the Notes are made) or any political subdivision of or any taxing authority in any such jurisdiction ("Canadian Taxes," "Russian Taxes," "Cypriot Taxes" or "Other Taxes," respectively). If the Company or any Guarantor shall be required by law to withhold or deduct any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes from or in respect of any sum payable under this Note or pursuant to a Guarantee, the sum payable by the Company or such Guarantor, as the case may be, thereunder shall be increased by the amount ("Additional Amounts") necessary so that after making all required withholdings and deductions, the Holder of this Note shall receive an amount


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equal to the sum that it would have received had no such withholdings and deductions been made; provided that any such sum shall not be paid in respect of any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes to the Holder of this Note (an "Excluded Holder") (i) resulting from the beneficial owner of this Note carrying on business or being deemed to carry on business in or through a permanent establishment or fixed base in the relevant taxing jurisdiction or any political subdivision thereof or having any other connection with the relevant taxing jurisdiction or any political subdivision thereof or any taxing authority therein other than the mere holding or owning of this Note, being a beneficiary of the Guarantees, the receipt of any income or payments in respect of this Note or the Guarantees or the enforcement of this Note or the Guarantees, (ii) resulting from the Company or any Guarantor not dealing at arm's length (within the meaning of the Income Tax Act (Canada)), with the Holder of this Note at the time of such payment or at the time the amount of such payment is deemed to have been paid or credited or (iii) that would not have been imposed but for the presentation (where presentation is required) of this Note for payment more than 180 days after the date such payment became due and payable or was duly provided for, whichever occurs later. The Company or the Guarantors, as applicable, will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law, and, in any such case, the Company will furnish to each Holder on whose behalf an amount was so remitted, within 30 calendar days after the date the payment of any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or the Guarantors, as applicable. The Company will, upon written request of each Holder (other than an Excluded Holder), reimburse each such Holder for the amount of (i) any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to any Notes, and (ii) any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i) so that the net amount received by such Holder (net of payments made under or with respect to such Notes or the Guarantees) after such reimbursement will not be less than the net amount the Holder hereof would have received if Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes on such reimbursement had not been imposed.

                  In addition, the Company or the Guarantors will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, in respect of the creation, issue and offering of the Notes payable in Canada, the United States, the Russian Federation or Cyprus or any political subdivision thereof or taxing authority of or in the foregoing. The Company and the Guarantors will also pay and indemnify the Holders from and against all court fees and taxes or other taxes and duties, including interest and penalties, paid by any of them in any jurisdiction in connection with any action permitted to be taken by the Trustee or the Holders to create the Liens on the Collateral and to enforce the obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees, the Collateral Documents or the Senior Note Collateral Documents.


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


         4. Special Interest.

                  Special interest means such additional interest as is set forth in subparagraphs (a) and (b) below.

                  (a) The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of May 31, 1996, between the Company and the Initial Purchasers (the "Registration Agreement"), which agreement is attached to the Indenture as Exhibit C thereto. In the event that either (a) the Convertible Note Shelf Registration Statement (as such term is defined in the Registration Agreement) is not filed with the Securities and Exchange Commission (the "Commission") on or prior to the 45th day following the Issue Date, (b) the Shelf Registration Statement is not declared effective by the Commission on or prior to the 120th day following the Issue Date or (c) any such Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purposes, without being succeeded by a post-effective amendment to such Shelf Registration Statement that cures such failure and that is itself declared effective, for a period of more than 30 consecutive days, interest shall accrue on this Note (in addition to any accrual of stated interest on this Note) from and including the next day following each of (i) such 45-day period in the case of clause (a) above, (ii) such 120-day period in the case of clause (b) above, (iii) such 30-day period in the case of clause (c) above (each such event referred to in clauses (i) through (iii), a "Registration Default"). In each case following the occurrence of a Registration Default, such additional interest (the "Special Interest") will be payable to the Holder hereof during the first 90-day period immediately following the occurrence of such Registration Default in cash semiannually in arrears on each Interest Payment Date, at a rate equal to $0.01 per week per $1,000 principal amount of this Note. The Special Interest payable to the Holder of this Note shall increase by an additional $0.01 per week per $1,000 principal amount of this Note for each 90-day period up to a maximum of $0.50 per week per $1,000 of this Note. Upon (w) the filing of the Shelf Registration Statement after the 45-day period described in clause (a) above,
(x) the effectiveness of a Shelf Registration Statement after the 120-day period described in clause (b) above, or (y) the effectiveness of an applicable Registration Statement after the 30-day period described in clause (c) above, the Special Interest payable on this Note, with respect to such clause (a), (b) or (c), as the case may be, from the date of such filing, effectiveness or consummation, as the case may be, shall cease to accrue and all accrued and unpaid Special Interest as of the occurrence of (w), (x) or (y) shall be paid to the Holder hereof on the next Interest Payment Date with respect thereto. Following the occurrence of (w), (x) and (y) above, the interest terms of this Note shall revert to the original terms set forth above subject to paragraph (b) below.

                  (b) In the event of the failure of the Company to procure, on or before July 12, 1996, a recognized financial institution with capital of not less than $10,000,000 organized under the laws of the Republic of Ireland which the Trustee may lawfully appoint as a Qualified Foreign Collateral Agent (as defined in Section 7.3 of the Indenture) (the "Procurement") with respect to Technocom Preferred Stock, any payments thereon and any property substituted therefor (the "Subject Collateral")



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pursuant to an agreement under which such Qualified Foreign Collateral Agent will agree not to resign without the contemporaneous appointment of a successor Qualified Foreign Collateral Agent (the "Prescribed Agreement"), then, commencing on July 12, 1996, the Company shall pay to each Holder of the Notes additional Special Interest in an amount equal to 1% per annum on the principal amount of such Holder's Notes, accruing for each day until the Procurement is made or Technocom or a successor is reorganized under the laws of Cyprus and a successor Qualified Foreign Collateral Agent has been appointed in respect of the Subject Collateral (the "Reorganization") under a Prescribed Agreement. Such Special Interest shall be payable in cash semi-annually in arrears at the times and in the manner provided for in the Indenture. Such Special Interest shall cease to accrue upon the Procurement or the Reorganization taking place and all accrued and unpaid Special Interest shall be paid to each Holder of the Notes on the next Interest Payment Date with respect thereto. Any Special Interest payable pursuant to this paragraph 4(b) shall be in addition to any Special Interest that may be payable pursuant to paragraph 4(a) above.

                  Except as expressly provided in this paragraph 4, Special Interest shall be treated as interest and any date on which Special Interest is due and payable shall be treated as Interest Payment Date, for all purposes under this Note and the Indenture.

         5. Method of Payment.

                  The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal and interest will be payable at the office of the Paying Agent but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses.

         6. Paying Agent and Registrar.

                  Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its subsidiaries may act as Paying Agent or Registrar.

         7. Optional Redemption.

                  Except as set forth in the following paragraph, the Notes may not be redeemed prior to June 1, 2000. During the period from June 1, 2000 to May 31, 2002, the Company may redeem all but not less than all of the Notes if the Closing Price (as defined in the Indenture) of the Common Stock (as defined in the Indenture) equals or exceeds 150% of the conversion price of the Notes for a period of 30 consecutive days, at a redemption price equal to 100% of the principal thereof, plus accrued and unpaid interest, if any, Additional Amounts, if any, and Special Interest, if any, to the applicable Redemption Date, and any other amount due in respect thereof (but not including any



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amount on any Reset Penalty (as defined below)). Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 calendar days' nor more than 60 calendar days' notice, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon (if any), Additional Amounts (if any) and Special Interest (if any) to the applicable Redemption Date, and any other amounts due in respect thereof. No amount shall be paid in respect of any Reset Penalty upon any redemption, offer to purchase or other acquisition except in respect of a record date for the Reset Penalty which has passed.

                  The Notes may be redeemed, at the option of the Company, in whole but not in part, upon not less than 30 or more than 60 calendar days' notice to the Holders in accordance with the terms of the Indenture, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest, if any (including Additional Amounts, if any, and Special Interest, if any), to the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest (including Additional Amounts, if any, and Special Interest, if any) due on the Interest Payment Date that is on or prior to the Redemption Date) and any other amounts due if, as a result of any change in or amendment to the laws or the regulations or rulings promulgated thereunder of Canada, Cyprus, the Russian Federation or any other jurisdiction with which the Company or any Guarantor has any connection (other than a connection arising as a result of a continuance or a merger or consolidation of the Company with or into a newly formed corporation solely for the purpose of moving the Company's domicile out of Canada) or any political subdivision thereof or any authority thereof or having power to tax therein, or any change in the application or official interpretation of such laws or regulations, or any change in administrative policy or assessing practice of the applicable taxing authority, which change or amendment becomes effective on or after May 24, 1996, the Company or the Guarantors (if the Guarantees are called) are or would be required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Notes or the Guarantees and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company or the Guarantors, as the case may be. The Company will also pay to holders on the Redemption Date any Additional Amounts payable in respect of the period ending on the Redemption Date. Prior to the publication of any notice of redemption pursuant to this provision, which in no event will be given earlier than 90 days prior to the earliest date on which the Company or the Guarantors, as the case may be, would be required to pay such Additional Amounts were a payment in respect of the Notes then due, the Company shall deliver to the Trustee (i) an Officers' Certificate stating that the obligation to pay such Additional Amounts cannot be avoided by the Company or the Guarantors, as the case may be, taking reasonable measures and (ii) an Opinion of Counsel, independent of the Company and the Guarantors and approved by the Trustee, to the effect that the Company or the Guarantors have or will become obligated to pay such Additional Amounts as a result of such change or amendment. Such notice, once delivered by the Company to the Trustee, will be irrevocable. The Trustee shall accept such Officers' Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the condition precedent set forth in clauses (i) and (ii) above, in which event it shall be conclusive and binding on the Holders.


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         8. Notice of Redemption.

                  At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company will send a notice of redemption, first class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register.

                  If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed will be chosen by the Trustee in accordance with the Indenture. If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest (including Additional Amounts, if any, and Special Interest, if any) will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest (including Additional Amounts, if any, and Special Interest, if any) on the Notes to be redeemed on the applicable Redemption Date will cease to accrue.

                  The Notes are not subject to any sinking fund.

         9. Repurchase at the Option of Holders upon Change of Control.

                  Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to purchase such Holder's Notes, in whole or in part in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount thereof on any Change of Control Payment Date, plus accrued and unpaid interest, if any, Additional Amounts, if any, and Special Interest, if any, thereon to the Change of Control Payment Date.

                  Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Notes. The holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest and Additional Amounts, if any, and Special Interest, if any, from and after the Change of Control Payment Date.


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         10. Repurchase at the Option of Holders upon Asset Sale.

                  Subject to the limitations set forth in the following paragraph and the Indenture, if at any time the Company or any Restricted Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5,000,000, use the then-existing Excess Proceeds to make an offer to purchase from all Holders, on a pro rata basis, Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of the then-existing Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof on any Asset Sale Payment Date, plus accrued and unpaid interest thereon, if any, and Additional Amounts, if any, and Special Interest, if any, to the Asset Sale Payment Date, provided that Excess Proceeds attributable to assets not constituting Collateral (as defined in the Indenture) must be used first to make an Asset Sale Offer pursuant to the Senior Note Indenture (as defined in the Indenture) unless the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged, and then to make an Asset Sale Offer for the Notes, if there remain Excess Proceeds after the Asset Sale Offer for the Senior Notes has been completed. Upon completion of an Asset Sale Offer (including payment of the Offer Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

                  Notwithstanding the paragraph above, the Company will not be obligated to repurchase Notes in connection with an Asset Sale Offer representing in the aggregate more than 25% of the original aggregate principal amount of the Notes (which original aggregate principal amount shall for these purposes be $26,500,000, without any adjustment whatsoever) prior to the date following the Five Year Date, and the original aggregate principal amount of Notes repurchased in connection with any Asset Sale Offer having a purchase date prior to the date following the Five Year Date shall represent no more than 25% of the original aggregate principal amount of the Notes less the original aggregate principal amount of Notes purchased pursuant to Asset Sale Offers relating to all prior Asset Sales. To the extent that the amount of Excess Proceeds exceeds the amount of Notes purchased because of the limitation imposed by the immediately preceding sentence (the amount of such excess being the "Aggregate Unused Proceeds"), such Aggregate Unused Proceeds shall constitute Excess Proceeds for purposes of the first Asset Sale Offer that is made after the Five Year Date and, in the event the amount of the Aggregate Unused Proceeds exceeds $5,000,000, promptly after the Five Year Date, the Company shall commence an Asset Sale Offer on a pro rata basis for an aggregate principal amount of Notes equal to the Aggregate Unused Proceeds (and any other Excess Proceeds that arise between the Five Year Date and such Asset Sale Offer) at a purchase price equal to 100% of the principal amount of the Notes, plus accrued interest, if any, Special Interest, if any, and Additional Amounts, if any, to the date of purchase.

                  Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5,000,000, the Company shall send, or cause to be sent, by first-class mail, postage



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prepaid, a notice regarding the Asset Sale Offer to each Holder of Notes. The
Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Offer Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest and Additional Amounts, if any, and Special Interest, if any, from and after the Asset Sale Payment Date.

         11. Repurchase at the Option of Holders upon a Termination of Trading.

                  In the event of any Termination of Trading (as defined in the Indenture) occurring after the Issue Date and on or prior to Maturity, each Holder of Notes will have the right commencing on the date following the Five Year Date, at the Holder's option, to require the Company to repurchase all or any part of such Holder's Notes on the date (the "Repurchase Date") that is 30 days after the date the Company gives notice of the Termination of Trading at a price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, Additional Amounts, if any, and Special Interest, if any, thereon to the Repurchase Date.

                  On or before the 15th day after the occurrence of a Termination of Trading (unless such Termination of Trading occurs prior to the Five Year Date, then on the 15th day following the Five Year Date), the Company shall mail to all Holders of Notes a notice of the occurrence of such Termination of Trading, the Repurchase Price and the procedures which the Holder must follow to exercise the repurchase right. To exercise such right, the Holder of this Note must deliver, on or before the close of business on the Repurchase Date, irrevocable written notice to the Company (or an agent designated by the Company for such purpose) and to the Trustee of the Holder's exercise of such right, together with the certificates evidencing the Notes with respect to which the right is being exercised, duly endorsed for transfer and with the form entitled "Option of Holder to Require Purchase" appearing below completed. Such written notice is irrevocable.

         12. Mandatory Redemption.

                  Except as set forth in Sections 9, 10 and 11, the Company is not required to make any mandatory redemption payments or sinking fund payments with respect to the Notes.

         13. The Global Note.

                  So long as this Global Note is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture with respect to this Global Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of this Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Guarantors, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of Notes.

                  The Holder of this Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Note through Agent Members, to take any action which a Holder of Notes is entitled to take under the Indenture or the Notes.

                  Whenever, as a result of an optional redemption of Notes by the Company, a Change of Control Offer, an Asset Sale Offer, an offer to purchase upon a Termination of Trading or an exchange for Certificated Notes, this Global Note is redeemed, repurchased or exchanged in part, this Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Global Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Note to such Holder; provided that this Global Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

         14. Transfer and Exchange.

                  By its acceptance of any Note represented by a certificate bearing the Private Placement Legend, each Holder of, and beneficial owner of an interest in, such Note acknowledges the restrictions on transfer of such Note set forth on the face hereof, and agrees that it will transfer such a Note only in accordance with the restrictions set forth on the face hereof and the restrictions set forth under the heading "Transfer Restrictions" in the Final Memorandum.

                  In connection with any transfer of a Note bearing the Private Placement Legend, each Holder agrees to deliver to the Company such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as reasonably may be requested by the Company to confirm that such transfer is being made in accordance with the limitations set forth in the Private Placement Legend. In the event the Company determines that any such transfer is not in accordance with the Private Placement Legend, the Company shall so inform the Registrar which shall not register such transfer; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such evidence.

                  Upon the registration of transfer, exchange or replacement of a Note not bearing the Private Placement Legend, the Trustee shall deliver a Note that does not bear the Private Placement Legend. Upon the transfer, exchange or replacement of a Note bearing the Private Placement Legend, the Trustee shall deliver a Note bearing the Private Placement Legend, unless such legend may be removed from such Note as provided in the next sentence. The Private Placement Legend may be removed from a Note if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as reasonably may be requested by the Company to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Note will not violate the registration and prospectus delivery requirements of the Securities Act and if the transferee is a resident of Canada, the securities laws of the applicable province of Canada; provided that the Trustee shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such evidence. Upon provision of such evidence, the Trustee shall authenticate and deliver in exchange for such Note, a Note or Notes (representing the same aggregate principal amount of the Note being exchanged) without such legend. If the Private Placement Legend has been removed from a Note, as provided above, no other Note issued in exchange for all or any part of such Note shall bear such legend, unless the Company has reasonable cause to believe that such other Note represents a "restricted security" within the meaning of Rule 144 and instructs the Trustee to cause a legend to appear thereon.

                  The Holder of this Global Note shall, by its acceptance of this Global Note, agree that transfers of beneficial interests in this Global Note may be effected only through a book entry system maintained by such Holder (or its agent), and that ownership of a beneficial interest in the Notes represented thereby shall be required to be reflected in book entry form.

                  Transfers of this Global Note shall be limited to transfers in whole, and not in part, to the Depositary, its successors and their respective nominees. Interests of beneficial owners in this Global Note may be transferred in accordance with the rules and procedures of the Depositary (or its successors).

                  This Global Note will be exchanged by the Company for one or more Certificated Notes if (a) the Depositary (i) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a "Clearing Agency" registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a "Clearing Agency" under Section 17A of the Exchange Act is not appointed by the Company within 90 calendar days or (b) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 calendar days. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder hereof, exchange all or part of this Global Note for one or more Certificated Notes; provided that the principal amount of each of such Certificated Notes and this Global Note, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever this Global Note is exchanged as a whole for one or more Certificated Notes, it shall be surrendered by the Holder to the Trustee for cancellation. Whenever this Global Note is exchanged in part for one or more Certificated Notes, it shall be surrendered by the Holder to the Trustee and the Trustee shall make the appropriate notations thereon pursuant to Section 2.5(c) of the Indenture. All Certificated Notes issued in exchange for this Global Note shall include the Private Placement Legend except as set forth in Section 2.6(a)(iii) of the Indenture. Interests in this Global Note may not be exchanged for Certificated Notes other than as provided in this paragraph.

                  Prior to the effectiveness of a Shelf Registration Statement or following the suspension or termination thereof, the Holder of this Note (or holders of interests therein) and prospective purchasers designated by such Holder (or such holders of interests therein) shall have the right to obtain from the Company upon request by such Holder (or such holders of interests) or prospective purchasers, during any period in which the Company is not subject to
Section 13 or 15(d) of the Exchange Act, or exempt from reporting pursuant to 12g3-2(b) under the Exchange Act, the information required by paragraph
(d)(4)(i) of Rule 144 in connection with any transfer or proposed transfer of such Note or interest.

         15. Denominations.

                  The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

         16. Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment unless such abandoned property law designates another Person.

         17. Discharge and Defeasance.

                  Subject to certain conditions, the Company at any time may terminate some or all of its and the Guarantors' obligations under the Notes, the Guarantees, the Indenture and the Collateral Documents if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

         18. Amendment, Waiver.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Notes, the Collateral Documents and the Senior Note Collateral Documents may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes and (ii) any past Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend the Indenture, the Notes, the Collateral Documents and the Senior Note Collateral Documents (i) to evidence the succession of another Person to the Company or the Guarantors, as applicable, and the assumption by such successor of the covenants of the Company or the Guarantors under the Indenture,

Collateral Documents and the Senior Note Collateral Documents; (ii) to add additional covenants or to surrender rights and powers conferred on the Company or the Guarantors by the Indenture, the Collateral Documents and the Senior Note Collateral Documents; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to add additional security for the Notes and the Guarantees; (vii) to cure any ambiguity in the Indenture, the Collateral Documents or the Senior Note Collateral Documents, to correct or supplement any provision in the Indenture, the Collateral Documents or the Senior Note Collateral Documents which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, the Collateral Documents or the Senior Note Collateral Documents, provided that such actions shall not adversely affect the interests of the Holders in any material respect; (viii) to make provision with respect to the conversion rights of the Holders of the Notes in the event of a consolidation, merger or sale of assets involving the Company, as required by the Indenture; or (ix) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         19. Defaults and Remedies.

                  Events of Default under the Indenture include in summary form: default in payment of interest, including Additional Amounts, if any, or Special Interest, if any, on the Notes for 30 days; default in payment of principal on the Notes; the occurrence and continuance of an Event of Default under the Senior Note Indenture (as defined therein) for a period of 15 days after written notice has been given to the Company by the Trustee or a Holder of the Notes; failure to comply with certain of the covenants in the Indenture, including the Change of Control covenant, the Asset Sale covenant and the Termination of Trading covenant; failure by the Company to comply with certain of its other agreements in the Indenture or the Notes or any Collateral Document or any Senior Note Collateral Document or a breach of a representation or warranty in any Collateral Document or any Senior Note Collateral Document and the continuance of such default or breach for 45 days after notice; expropriation of assets of the Company or any of its Restricted Subsidiaries having a book value, less the book value of the expropriation proceeds, constituting more than 15% of the book value, on a consolidated basis, of the Company's assets minus current assets; defaults in the payment of certain other Indebtedness; or defaults, other than such payment defaults, which result in the acceleration prior to express maturity of certain other Indebtedness or which consist of the failure to pay at maturity; certain final judgments which remain undischarged, unwaived, if applicable, unbonded, unstayed or unsatisfied; certain events of bankruptcy or insolvency; failure of a Guarantee, a Collateral Document or a Senior Note Collateral Document to be in effect, the denial of obligations under a Guaranty, a Collateral Document or a Senior Note Collateral Document or the Notes by the Company or the Guarantors party thereto or the failure of the Notes and the Guarantees to be secured by the theretofore perfected security interests in the Collateral or the Senior Note Collateral (except as permitted by the Indenture, the Collateral Documents or the Senior Note

Collateral Documents), which in each circumstance continues for 30 days after notice. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

                  Holders of Notes may not enforce the Indenture, the Notes, the Guarantees, the Collateral Documents or the Senior Note Collateral Documents except as provided in the Indenture. The Trustee may refuse to enforce the Indenture, the Notes, the Guarantees, the Collateral Documents or the Senior Note Collateral Documents unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture, the Collateral Documents and the Senior Note Collateral Documents. The Holders of a majority in principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of the acceleration.

         20. Collateral Documents.

                  As provided in the Indenture, the Collateral Documents and the Senior Note Collateral Documents, and subject to certain limitations set forth therein, the obligations of the Company and the Guarantors under the Notes, the Indenture and the Collateral Documents are secured by the Collateral as provided in the Collateral Documents and the Senior Note Collateral as provided in the Senior Note Collateral Documents. Each Holder, by accepting a Note, agrees to be bound to all the terms and provisions of the Collateral Documents and the Senior Note Collateral Documents, as the same may be amended from time to time. The Liens created under the Collateral Documents and the Senior Note Collateral Documents shall be released upon the terms and subject to the conditions set forth in the Indenture, the Collateral Documents and the Senior Note Collateral Documents.

         21. Individual Rights of Trustee.

                  Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors, its Restricted Subsidiaries or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

         22. No Recourse Against Certain Others.

                  No director, officer, employee, incorporator or stockholder of the Company or the Guarantors, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his or her status as a director, officer, employee, incorporator or stockholder of the Company or any Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

         23. Governing Law.

                  THE INDENTURE, THE GUARANTEES AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

         24. Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

         25. CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         26. Subordination.

                  The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

         27. Conversion Rights.

                  Subject to and upon compliance with the provisions of the Indenture, the Holder of this Note is entitled, at his, her or its option, at any time on or after 9:00 a.m. New York City time on July 30, 1996 and before the close of business on the Business Day next preceding the Redemption Date, or in case this Note or a portion hereof is called for redemption, then in respect of this Note or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the Business Day next preceding the Redemption Date, to convert this Note at the principal amount hereof, or of such portion, in to fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company at a conversion price equal to $6.90 per share of such Common Stock (or in each case at the current adjusted conversion price if an adjustment has been made as provided in the Indenture) by surrender of this Note, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency maintained for that purpose pursuant to the Indenture, accompanied by written notice to the Company in the form provided in this Note (or such other notice as is acceptable to the Company) that the Holder hereof elects to convert this Note and, in case such surrender shall be made during the period from the close of business on any regular Record Date next preceding any Interest Payment Date or the close of business on a record date for the payment of a Reset Penalty to the close of business on such Interest Payment Date or the Reset Penalty Payment Date, as applicable, (unless this Note or the portion thereof being converted has been called for redemption on a Redemption Date within such period), also accompanied by payment in New York Clearing House funds, or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted and/or any Reset Penalty due. Subject to the aforesaid requirement for payment and, in the case of a conversion after the regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Note (or any Predecessor Security) of record at such regular record date to receive an installment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made upon conversion on account of any interest accrued hereon or on account of any dividends on the Common Stock issued upon conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional share the Company shall pay a cash adjustment as provided in the Indenture.

         On December 1, 1996 (the "Reset Date"), the conversion price will be adjusted (the "Conversion Reset") to equal (x) the product of (i) the average of the high and low prices on the Nasdaq National Market, or the consolidated transaction reporting tape in the event that the Common Stock of the Company is not then traded on the Nasdaq National Market, and (ii) the amount of Common Stock of the Company reported as being traded on that day, for each Trading Day of the 30 calendar days preceding the Reset Date (the "Conversion Reset Period"), divided by the total number of shares of Common Stock of the Company traded over the Conversion Reset Period, then multiplied by (y) 115% (the

"Conversion Reset Price"), if such Conversion Reset Price shall be lower than the conversion price before such calculation, provided that the Conversion Reset Price shall never be adjusted to less than $4.30 per share, but the Company will be required to pay to holders of Notes a quarterly reset penalty ("Reset Penalty") attributable to the Company's inability to adjust the Conversion Reset Price below $4.30 per share. In the event that the conversion price before such calculation shall be equal to or less than the Conversion Reset Price, then no adjustment to the conversion price shall be made. The quarterly Reset Penalty payable to each Holder of Notes shall be an amount equal to $2.50 per Note held by such Holder (which for the purposes of this Paragraph 27 will be determined to be Certificated Notes, each in the denomination of $1,000) unless, but for the proviso in the preceding sentence, the Conversion Reset Price would have been less than $3.80 per share, in which case such quarterly Reset Penalty shall be an amount equal to $5.00 per Note held by such Holder. The Reset Penalty shall be payable on each March 1, June 1, September 1 and December 1 (each such date being referred to herein as a "Reset Penalty Payment Date"), commencing on March 1, 1997, the first such Reset Penalty Payment Date occurring after the Reset Date, and shall be payable to holders of record of Notes on the February 15, May 15, August 15 and November 15 immediately preceding such Reset Penalty Payment Date and shall not accrue. The Reset Penalty will cease to be payable upon an conversion of a Note.

                  The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

                          Petersburg Long Distance Inc.
                          166 Pearl Street
                          Toronto, Ontario
                          CANADA M5H 1L3

                              SUBSIDIARY GUARANTEE

                  Subject to the limitations set forth in the Indenture, the Guarantors (as defined in the Indenture referred to in this Note and each hereinafter referred to as a "Guarantor," which term includes any successor or additional Guarantor under the Indenture) have, jointly and severally, irrevocably and unconditionally guaranteed (a) the due and punctual payment of the principal (and premium, if any) of and interest (including Additional Amounts, if any and Special Interest, if any) on the Notes, whether at Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, offer to purchase upon a Termination of Trading, purchase or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest (including Additional Amounts, if any, and Special Interest, if any) on the Notes, if any, to the extent lawful, (c) the due and punctual performance of all other obligations of the Company and the Guarantors to the Holders under the Indenture, the Notes, the Collateral Documents and the Senior Note Collateral Documents and (d) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, offer to purchase upon a Termination of Trading, purchase or otherwise. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated.

                  Payment on each Note is guaranteed, jointly and severally, by the Guarantors pursuant to Article X of the Indenture on a senior subordinated basis to the extent provided in the Indenture and reference is made to such Indenture for the precise terms of the Guarantees and such subordination.

                  The obligations of each Guarantor are limited to the lesser of
(a) an amount equal to such Guarantor's Adjusted Net Assets as of the date of the Guarantee and (b) the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor (including, if applicable, its obligations under the Senior Notes) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law or not otherwise being void, voidable or unenforceable under any similar other bankruptcy, receivership, insolvency, liquidation or other similar legislation or legal principles under applicable foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

                  Certain of the Guarantors may be released from their Guarantees upon the terms and subject to the conditions provided in the Indenture.

                  The Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and in the Indenture.


                                      NWE CAPITAL (CYPRUS) LIMITED


                                      By: /s/ Clayton A. Waite
                                         -------------------------------------




                                      PLD ASSET LEASING LIMITED



                                      By: /s/ Clayton A. Waite
                                         -------------------------------------




                                      PLD CAPITAL LIMITED



                                      By: /s/ Clayton A. Waite
                                         -------------------------------------




                                      BALTIC COMMUNICATIONS LIMITED



                                      By: /s/ Clayton A. Waite
                                         -------------------------------------

                                      WIRELESS TECHNOLOGY CORPORATIONS LIMITED



                                      By: /s/ James R.S. Hatt
                                         -------------------------------------

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT


The initial principal amount at maturity of this Note shall be $26,500,000. The following decreases/increase in the principal amount at maturity of this Note have been made:


                                                               TOTAL PRINCIPAL
                                                                  AMOUNT AT              NOTATION
                   DECREASE IN            INCREASE IN             MATURITY                MADE BY
 DATE OF            PRINCIPAL              PRINCIPAL           FOLLOWING SUCH              OR ON
DECREASE/           AMOUNT AT              AMOUNT AT              DECREASE/              BEHALF OF
 INCREASE           MATURITY               MATURITY               INCREASE                TRUSTEE
 --------           --------               --------               --------                -------




                                   ASSIGNMENT

                    (To be executed by the registered Holder
                  if such Holder desires to transfer this Note)

FOR VALUE RECEIVED                      hereby sells, assigns and transfers unto
                  ----------------------

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE
---------------------------------

---------------------------------   --------------------------------------------

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)


--------------------------------------------------------------------------------
this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ________________________ Attorney to transfer this Note on the Security Register, with full power of substitution.

Dated:
      -------------------------

-------------------------------     --------------------------------------------
Signature of Holder                 Signature Guaranteed:

                                    Signatures must be guaranteed by an
                                    "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)

/ /      In connection with the Change of Control Offer made pursuant to
         Section 4.7 of the Indenture, the undersigned hereby elects to have

         / /      the entire principal amount

         / /      $___________________($1,000 in principal amount or an
                  integral multiple thereof) of this Note


                  repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or___________________ an amount in cash equal to 101% of the principal amount indicated in the preceding sentences, as the case may be, plus accrued and unpaid interest thereon, if any, and Additional Amounts, if any, and Special Interest, if any, to the Change of Control Payment Date.

/ / In connection with the Asset Sale Offer made pursuant to Section 4.8 of the Indenture, the undersigned hereby elects to have

         / /      the entire principal amount

         / /      $___________________ ($1,000 in principal amount or an
                  integral multiple thereof) of this Note


                  repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or___________________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentence, as the case may be, plus accrued and unpaid interest thereon, if any, and Additional Amounts, if any, and Special Interest, if any, to the Asset Sale Payment Date.

/ / In connection with the option of the Holder to require the Company to repurchase the Holder's Note upon a Termination of Trading pursuant to
         Section 4.14 of the Indenture, the undersigned hereby elects to have

         / /      the entire principal amount

         / /      $___________________ ($1,000 in principal amount or an
                  integral multiple thereof) of this Note
                  repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or___________________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentences, as the case may be, plus accrued and unpaid interest thereon, if any, and Additional Amounts, if any, and Special Interest, if any, to the Repurchase Date.

Dated:
      -------------

-------------------------------    ---------------------------------------------
Signature of Holder                Signature Guaranteed:

                                    Signatures must be guaranteed by an
                                    "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                            FORM OF CONVERSION NOTICE

                  The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 or a multiple thereof) designated below, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for a fractional share and any Note representing any unconverted principal amount hereof, be issued and delivered to the registered owner hereof unless a different name has been provided below. If this Notice is being delivered on a date after the close of business on a regular Record Date or a record date for the payment of a Reset Penalty and prior to the close of business on the related Interest Payment Date or Reset Penalty Payment Date, as the case may be, this Notice is accompanied by payment in New York Clearing House funds, or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date on the principal of this Note to be converted and/or the Reset Penalty due on such Note. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:
      --------------                --------------------------------------------
                                    NOTICE This signature must correspond with the name as written upon the face of the within- mentioned instrument in every particular, without alteration or any change whatsoever.


Fill in for registration of shares of Common
Stock if they are to be delivered, or
Securities if they are to be issued, other than to and in the name of the registered owner:

----------------------------------
(Name)

----------------------------------
(Street Address)

----------------------------------
(City, State and zip code)


(Please print name and address)

Register:     Common Stock
         -----
              Securities
         -----
(Check appropriate line(s)).

                                                   Principal amount to be
                                                   converted (if less than all):

                                                   $               ,000
                                                    ---------------


                                                   -----------------------------

                                                   Social Security or other
                                                   Taxpayer Identification
                                                   Number of owner